UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-00871	39-0188050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue,

South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of 2009 Target Performance Goals Under the Omnibus Plan

At the February 18, 2009 meeting of the Compensation Committee (“the Committee”) of the Board of Directors (the “Board”) of the Company, the Committee approved and on February 19, 2009 the Board affirmed its approval of annual cash incentive award targets for 2009 for the Company’s executive officers pursuant to the Company’s Omnibus Incentive Plan 2007 (the “Omnibus Plan”). The Company’s Chief Executive Officer and Chief Financial Officer may earn cash bonuses for 2009 based 100% on Company performance objectives, and the Company’s Executive Vice President and Chief Operating Officers may earn cash bonuses for 2009 based 60% on the achievement of Company performance objectives and 40% on the achievement of business segment or regional performance objectives. The Company’s Treasurer may earn cash bonuses for 2009 based 80% on Company performance objectives and 20% on the achievement of approved individual performance objectives.

The Company performance objectives are a 75% and 25% weighted combination of the Company’s relative achievement in 2009 of the following two financial performance measures, respectively: consolidated earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”) and consolidated return on assets (“Consolidated ROA”). For 2009, the threshold, target and maximum goals for Consolidated EBITDA are $438.2 million, $486.9 million and $547.8 million, respectively, and the threshold, target and maximum goals for Consolidated ROA are 12.7%, 14.1% and 15.9%, respectively. A cash bonus payment of 50% of each participant’s targeted bonus award relating to the Company performance objectives will be paid if the Company reaches each of the threshold goals. A cash bonus payment of 100% of each participant’s targeted bonus award relating to the Company performance objectives will be paid if the Company reaches each of the target goals. A cash bonus of 200% of each participant’s targeted bonus award relating to the Company performance objectives will be paid if the Company reaches each of the maximum goals. A pro-rata cash bonus payment will be paid if performance is between the target and maximum goals. No cash bonus payments relating to the Company performance objectives will be made if the Company’s performance is below the threshold goals. The business segment or regional performance objectives will be based on a weighted combination of the business segment or region’s relative achievement in 2009 of approved Consolidated EBITDA and Consolidated ROA targets. Bonuses for the above mentioned officers may be decreased (but not increased) at the discretion of the Board.

Item 9.01.	Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: February 23, 2009	By:	/s/ Craig R. Mackus
	Name:	Craig R. Mackus
	Title:	Chief Financial Officer and Secretary